SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BP Capital Markets p.l.c.

(Exact Name of Registrant as Specified in Its Charter)

ENGLAND and WALES	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Chertsey Road Sunbury on Thames Middlesex TW16 7BP England	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates:

                333-201894-01

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.062% Guaranteed Notes due 2022 3.506% Guaranteed Notes due 2025	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                         None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

BP Capital Markets p.l.c. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated February 25, 2015 under “Description of the Debt Securities and Guarantees” and in the Prospectus Supplement dated March 12, 2015 under “Description of Notes”, filed with the Commission on March 13, 2015 under Rule 424(b)(5), pursuant to the Company’s Pre-Effective Amendment No. 1 to the registration statement on Form F-3 (File Nos. 333-201894 and 333-201894-01) filed with the Commission on February 25, 2015 (the “Registration Statement”) and declared effective by the Commission on February 25, 2015, in each case under the Securities Act of 1933, as amended.

Item 2. Exhibits.

1.	Indenture, dated as of March 8, 2002, among the Company, BP p.l.c., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4 to the Guarantor’s Form 6-K dated March 26, 2002).

2.	The Twenty-Fourth Supplemental Indenture, dated as of March 17, 2015, among the Company, the Guarantor and the Trustee.

3.	Form of 3.062% Guaranteed Notes due 2022 (included in Exhibit A-1 to the Twenty-Fourth Supplemental Indenture filed as Exhibit 2).

4.	Form of 3.506% Guaranteed Notes due 2025 (included in Exhibit A-2 to the Twenty-Fourth Supplemental Indenture filed as Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BP Capital Markets p.l.c.

Date: March 17, 2015	By:	/s/ Gary Admans
	Name:	Gary Admans
	Title:	Authorised signatory